                                                            EXHIBIT (8)(jj)(iii)


                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                     Franklin Templeton Distributors, Inc.
                    American General Life Insurance Company

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

     Schedules C, D and F of the Agreement are hereby deleted in their entirety and replaced with the Schedules C, D and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of November 1, 2001.

Franklin Templeton Variable Insurance Products Trust
----------------------------------------------------



By: ________________________________________
Name:  Karen L. Skidmore
Title: Assistant Vice President


Franklin Templeton Distributors, Inc.
-------------------------------------



By: ________________________________________
Name:  Philip J. Kearns
Title: Vice President


American General Life Insurance Company
---------------------------------------



By: ________________________________________
Name:
Title:

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

Franklin Templeton Variable Insurance Products Trust    Investment Adviser
----------------------------------------------------    ------------------
Templeton Developing Markets Securities Fund-Class 2    Templeton Asset Management, Ltd.
Templeton Asset Strategy Fund-Class 2                   Templeton Investment Counsel, LLC
Templeton International Securities Fund-Class 2         Templeton Investment Counsel, LLC
Franklin Small Cap Fund-Class 2                         Franklin Advisers, Inc.
Franklin U.S. Government Fund-Class 2                   Franklin Advisers, Inc.
Mutual Shares Securities Fund-Class 2                   Franklin Mutual Advisers, LLC

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY


                              CONTRACT 1                      CONTRACT 2                      CONTRACT 3
------------------------------------------------------------------------------------------------------------------
CONTRACT/PRODUCT     Platinum Investor Variable      Legacy Plus VUL                 AG Legacy Plus VUL
NAME                 Annuity
------------------------------------------------------------------------------------------------------------------
REGISTERED (Y/N)     Yes                             Yes                             Yes

------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION     333-70667                       333-53909                       333-89897
NUMBER

------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE       98020                           98615                           99616
FORM NUMBERS
------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT     American General Life           American General Life           American General Life
NAME/DATE            Insurance Company Separate      Insurance Company Separate      Insurance Company Separate
ESTABLISHED          Account D - November 19, 1973   Account VL-R - May 6, 1997      Account VL-R - May 6, 1997
------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION     811-02441                       811-08561                       811-08561
NUMBER

------------------------------------------------------------------------------------------------------------------
PORTFOLIOS AND       Templeton Asset Strategy        Templeton Developing Markets    Templeton International
CLASSES              Fund - Class 2                  Securities Fund - Class 2       Securities Fund - Class 2

                     Templeton International         Templeton International         Franklin Small Cap Fund -
                     Securities Fund - Class 2       Securities Fund - Class 2       Class 2

                                                     Franklin Small Cap Fund -
                                                     Class 2
------------------------------------------------------------------------------------------------------------------

                                SCHEDULE D CONT.

                            CONTRACTS OF THE COMPANY


                              CONTRACT 4                      CONTRACT 5                      CONTRACT 6
------------------------------------------------------------------------------------------------------------------
CONTRACT/PRODUCT     The One VUL Solution           Platinum Investor I and II       Platinum Investor III VUL
NAME                                                VUL
------------------------------------------------------------------------------------------------------------------
REGISTERED (Y/N)     Yes                            Yes                              Yes

------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION     333-87307                      333-42567                        333-43264
NUMBER

------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE       99615                          97600                            00600
FORM NUMBERS                                        97610

------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT     American General Life          American General Life           American General Life
NAME/DATE            Insurance Company Separate     Insurance Company Separate      Insurance Company Separate
ESTABLISHED          Account VL-R - May 6, 1997     Account VL-R - May 6, 1997      Account VL-R - May 6, 1997
------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION     811-08561                      811-08561                       811-08561
NUMBER

------------------------------------------------------------------------------------------------------------------
PORTFOLIOS AND       Templeton Developing Markets   Franklin U.S. Government        Franklin U.S. Government
CLASSES              Securities Fund - Class 2      Fund--Class 2                   Fund--Class 2

                     Franklin Small Cap Fund -      Mutual Shares Securities        Mutual Shares Securities
                     Class 2                        Fund--Class 2                   Fund--Class 2

                                                    Templeton International         Templeton International
                                                    Securities Fund--Class 2        Securities Fund--Class 2
------------------------------------------------------------------------------------------------------------------

                                SCHEDULE D CONT.

                            CONTRACTS OF THE COMPANY


                              CONTRACT 7                      CONTRACT 8                      CONTRACT 9
------------------------------------------------------------------------------------------------------------------
CONTRACT/PRODUCT      Platinum Investor Survivor      Platinum Investor Survivor
NAME                  VUL                             II VUL
------------------------------------------------------------------------------------------------------------------
REGISTERED (Y/N)      Yes                             Yes


------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION      333-90787                       333-65170
NUMBER

------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE        99206                           01206
FORM NUMBERS
------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT      American General Life           American General Life
NAME/DATE             Insurance Company Separate      Insurance Company Separate
ESTABLISHED           Account VL-R - May 6, 1997      Account VL-R - May 6, 1997
------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION      811-08561                       811-08561
NUMBER

------------------------------------------------------------------------------------------------------------------
PORTFOLIOS AND        Franklin U.S. Government        Franklin U.S. Government
CLASSES               Fund--Class 2                   Fund--Class 2

                      Mutual Shares Securities        Mutual Shares Securities
                      Fund--Class 2                   Fund--Class 2

                      Templeton International         Templeton International
                      Securities Fund--Class 2        Securities Fund--Class 2
------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE F

                                RULE 12B-1 PLANS

COMPENSATION SCHEDULE
---------------------

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                                 MAXIMUM ANNUAL PAYMENT RATE
--------------                                 ---------------------------

Franklin Small Cap Fund                                 0.25%
Templeton Asset Strategy Fund                           0.25%
Templeton Developing Markets Securities Fund            0.25%
Templeton International Securities Fund                 0.25%
Franklin U.S. Government Fund                           0.25%
Mutual Shares Securities Fund                           0.25%

AGREEMENT PROVISIONS
--------------------

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.